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  (11) - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

NEOGEN CORPORATION AND SUBSIDIARIES





                                                                      Three Months Ended              Nine Months Ended
                                                                          February 28                     February 28
                                                                     1997             1996           1997             1996
                                                                  ---------------------------      -------------------------

Weighted average common and common
 equivalent shares outstanding:
       Average shares outstanding                                  6,104,726        4,547,950      5,311,279       4,499,623
       Net effect of dilutive stock
        warrants based on the treasury
        stock method using average
        market price which is greater
        than quarter-end market price                                 17,876           21,857         17,876          30,108
       Net effect of dilutive stock
        options-based on the treasury
        stock method using average
        market price which is greater
        than quarter-end market price                                120,507          107,226        124,737         141,466
                                                                  ----------       ----------    -----------      ----------
                                                   TOTALS          6,243,109        4,677,033      5,453,892       4,671,197
                                                                  ==========       ==========    ===========      ==========

Net income                                                       $   504,331      $   125,382   $  1,317,830     $   383,260
                                                                 ===========      ===========   ============     ===========

Net income per share                                             $      0.08      $      0.03   $       0.24     $      0.08
                                                                 ===========      ===========   ============     ===========